SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20649



                                 FORM 8-K

                              CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

      Date of Report (Date of Earliest Event Reported) September 18, 1995

                         LILLIAN VERNON CORPORATION
            (Exact name of registrant as specified in its charter)

       DELAWARE                      1-9637                13-2629859
------------------------          ------------           --------------
(State of incorporation)          (Commission            (I.R.S. Employer
                                   File Number)          Identification No.)

           543 Main Street, New Rochelle, New York        10801
           ---------------------------------------      ----------
           (Address of principal executive offices)     (Zip Code)

           Registrant's telephone number including area code: (914) 576-6400
                                                              --------------


Item 1. - CHANGE IN CONTROL OF REGISTRANT

        On September 18, 1995, Lillian Vernon Corporation (the "Registrant") and Freeman, Spogli & Co., Incorporated ("Freeman Spogli") jointly announced the termination of the Agreement and Plan of Merger dated as of June 13, 1995, under which VB Investment Corporation, a Delaware corporation controlled by FS Equity Partners III, L.P., an affiliate of Freeman Spogli, would have become the majority stockholder of the Registrant.

        As a result of recent trends in the catalog industry, particularly the continued increase in paper prices, general uncertainty in the retail sector, and the Registrant's expectation that its net income would not reach projected levels for the 1996 fiscal year, financing for an acquisition at the agreed-upon price of $19.00 per share could not be obtained.